UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

_________________

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 7, 2005
(Date of earliest event reported)

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
(Exact Name of Registrant as specified in charter)

          Delaware                                                            000-26749                                                       11-2581812
         (State or other                                                 (Commission                                           (I.R.S. Employer
 Jurisdiction of Incorporation)                                 File Number)                                    Identification Number)

26 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

        National Medical Health Card Systems, Inc. (the “Company”) and PCN Acquisition Corp., a subsidiary of the Company (“Sub”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of March 7, 2005, with Pharmaceutical Care Network, a California corporation (“PCN”) and California Pharmacists Association, a California mutual benefit corporation (the “Stockholder”), pursuant to which the Sub agreed to acquire all of the outstanding common stock of PCN, par value per share, from the Stockholder (the “Acquisition”). The closing of the Acquisition occurred on March 7, 2005 (the “Closing”). The purchase price of the Acquisition was $13 million in cash, plus additional cash earn out payments to the Stockholder based upon future performance of up to $30 million in the aggregate. The earn out payments are based on adjusted gross profit attributed to the existing PCN business and sales of certain PCN software products. A copy of the press release announcing the Acquisition is attached to this current report on Form 8-K as Exhibit 99.1.

        The description of the transaction contained herein is qualified in its entirety by reference to the Stock Purchase Agreement filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

      None.

(b)     Pro Forma Financial Information.

      None.

(c)     Exhibits.

Exhibit Number	Description

10.1.	Stock Purchase Agreement, dated as of March 7, 2005, by and among National Medical Health Card Systems, Inc., PCN Acquisition Corp., Pharmaceutical Care Network and California Pharmacists Association.

99.1	Press Release dated March 7, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2005

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. By: /s/ Stuart F. Fleischer —————————————— Stuart F. Fleischer Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1.	Stock Purchase Agreement, dated as of March 7, 2005, by and among National Medical Health Card Systems, Inc., PCN Acquisition Corp., Pharmaceutical Care Network and California Pharmacists Association.

99.1	Press Release dated March 7, 2005.